EXTENSION AND MODIFICATION AGREEMENT

THIS AGREEMENT, dated effective as of the 15th day of March, 2008, by and among DECORIZE, INC. (“Borrower”) and QUEST CAPITAL ALLIANCE II, L.L.C. (“Lender”)

WHEREAS, on or about September 11, 2006, Borrower executed and delivered to Lender a Promissory Note in the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Note”), which Note is secured by a Security Agreement, dated September 11, 2006 (the “Security Agreement”), securing repayment of the Note;

WHEREAS, the Note was modified pursuant to a Modification Agreement dated March 15, 2007;

WHEREAS, the Note is due and payable in full on March 15, 2008;

WHEREAS, the parties desire to extend the Note so that the principal sum shall be due and payable in full on March 15, 2009; and

WHEREAS, the parties desire to amend the Note so that the interest payable on the Note shall accrue at the rate of 9 ¾% per annum.

NOW, THEREFORE, inconsideration of the premises and mutual covenants herein contained and agreed to be kept, the parties hereto do agree as follows:

1.
Extension. The parties hereby agree that the Note shall be extended so that the outstanding principal of the Note and all other amounts then owing by reason of this Note or the Security Agreement or any other agreement given in connection with or as security for the Note shall be due and payable in full on March 15, 2009. The parties hereby agree that the accrued interest on the principal sum outstanding from time to time shall continue to be due and payable on the last day of each calendar month during the term of the Note.

2.	Modification of Interest Rate. Effective March 15, 2008, the Note shall accrue interest at the rate of Nine and three-quarters percent (9.75%) per annum.

3.
No Other Modification. The modification and amendments to the Note set forth in this Extension and Modification Agreement shall only modify and amend the Note to the extent necessary to give effect to such modification and amendment, and, except as otherwise provided in this Agreement, the Note and Security Agreement shall continue to bind the parties to such documents and be in full force and effect in accordance with their original terms as of their effective dates.

4.
Representations and Warranties. When Borrower signs this Agreement, Borrower represents and warrants to Lender that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Note or Security Agreement (collectively, the “Loan Documents”) except those events, if any, that have been disclosed in writing to Lender or waived in writing by Lender, (b) the representations and warranties in the Agreement are true as of the date of this Agreement as if made on the date of this Agreement, (c) this Agreement does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) this Agreement is within Borrower’s powers, has been duly authorized, and does not conflict with any of Borrower’s organizational papers.

5.
Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.	General Provisions.

a.
Headings. The headings, captions and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Agreement, nor effect the meaning hereof.

b.	Survival. All agreements, covenants, undertakings, representations and warranties made in this Agreement shall survive the execution hereof.

c.
Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of Missouri, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of the Agreement and any related documents, unless otherwise specified therein.

d.
Attorney’s Fees and Costs. In the event that any dispute arises between the parties hereto relating to the interpretation, enforcement or performance of this Agreement, and such matter is referred to an attorney for resolution, the prevailing party shall be entitled to collect from the losing party any attorney’s fees together with any costs and expenses in the event of litigation.

e.	Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its respective successors and assigns.

7.
Final Agreement. By signing this document each party represents and agrees that: (a) this document represents the final agreement between the parties with respect to the subject matter hereof, (b) this document supersedes any term sheet or other written outline of the terms and conditions relating to the subject matter hereof, unless such term sheet or other written outline of terms and conditions expressly provides to the contrary, (c) there are no unwritten oral agreements between the parties, and (d) this document may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANIDNG OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

This Agreement is executed as of the date stated at the beginning of this Agreement.

DECORIZE, INC.		QUEST CAPITAL ALLIANCE II, L.L.C.

By:	/s/ Steve Crowder	By:	/s/ Steve Fox
Name: Steve Crowder		Name: Steve Fox
Title: President		Title: General Manager